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                                                                    EXHIBIT 99.4

                         NOTICE OF GUARANTEED DELIVERY

                FOR SUBSCRIPTIONS FOR SHARES OF COMMON STOCK OF

                    SECURITY CAPITAL ATLANTIC INCORPORATED

  As set forth in the Prospectus dated          , 1997 (the "Prospectus") of
Security Capital Atlantic Incorporated ("ATLANTIC"), this form or one substantially equivalent hereto must be used to exercise a holder's rights ("Rights") to subscribe for shares of common stock ("Shares") of ATLANTIC and to oversubscribe for additional Shares (the "Oversubscription Privilege"), if time will not permit all required documents to reach BankBoston, N.A. (the
"Subscription Agent") prior to 5:00 p.m., Eastern Daylight Time, on          ,
1997, unless extended (the "Expiration Date"). This form should be mailed or delivered or (for eligible institutions only) sent by facsimile transmission to the Subscription Agent as follows:

           By Regular Mail:                           By Hand:
           BankBoston, N.A.                Securities Transfer & Reporting
       Corporate Reorganization          Services, Inc. c/o BankBoston, N.A.
             P.O. Box 8029                    55 Broadway, Third Floor
          Mail Stop 45-02-53                     New York, New York
      Boston, Massachusetts 02105


                                                By Overnight Courier:
      By Facsimile Transmission:                  BankBoston, N.A.
            (617) 575-2232                    Corporate Reorganization
            (617) 575-2233                       Mail Stop 45-02-53
   (for Eligible Institutions Only)               150 Royall Street
         Confirm by Telephone                Canton, Massachusetts 02021
            (617) 575-3120

 Delivery other than as set forth above will not constitute a valid delivery.

  The commercial bank, trust company or credit union or member firm which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (stating separately the number of Shares subscribed for pursuant to the exercise of Rights and the Oversubscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery to the Subscription Agent prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date, guaranteeing delivery of (a) payment of the full Subscription Price for all Shares subscribed for pursuant to the exercise of Rights or the Oversubscription Privilege and (b) a properly completed and duly executed Rights Certificate (which certificate and full payment must then be delivered no later than the close of business of the third business day after the Expiration Date). Failure to do so will result in a forfeiture of the Rights.

                                   GUARANTEE

  The undersigned, a commercial bank, trust company or credit union having an office, branch or agency in the United States or a member firm of a Stock Transfer Association approved medallion program such as STAMP, SEMP OR MSP, guarantees delivery to the Subscription Agent by no later than 5:00 p.m.,
Eastern Daylight Time, on             , 1997 of (a) a properly completed and
duly executed Rights Certificate and (b) payment of the full Subscription Price for all Shares subscribed for pursuant to the exercise of Rights or the Oversubscription Privilege, as subscription for such Shares is indicated herein or in the Rights Certificate.

                          (Continued on reverse side)
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                                          Control Number:______________________

                    SECURITY CAPITAL ATLANTIC INCORPORATED

1. Exercise of Rights:
    I subscribe to exercise  Rights for  Shares X $      =                  $

2. Oversubscription Privilege:
    I apply for the Oversubscription Privilege* for   Shares X $      =     $
    *I have validly exercised all Rights initially issued to me to the
    extent possible and was a holder of Shares on        , 1997.
3. Total Rights Exercised:  Total Shares Subscribed For:     Total Payment: $

                               METHOD OF PAYMENT

  Payment must be made by federal funds wire transfer on             , 1997,
                             unless extended, to:
       BankBoston, N.A., ABA #011000390, Attn.: ATLANTIC Rights Offering or, by certified or cashier's check to one of the addresses on side 1 of this form.

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Name of Firm                              Authorized Signature

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Address                                   Print  Name       Title

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City          State          ZIP Code     Telephone Number

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Contact Name                              Date
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DTC Participant Number

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                                 INSTRUCTIONS

NOTICE OF GUARANTEED DELIVERY

A Notice of Guaranteed Delivery may be submitted if the Notice is received by the Subscription Agent prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

CONTROL NUMBER
BankBoston, N.A. will assign a control number to this Notice upon receipt. Such number may be confirmed by inquiry to BankBoston, N.A.

ITEM 1. EXERCISE OF RIGHTS
State the number of Rights exercised and the number of Shares subscribed for pursuant to the exercise of Rights and the corresponding dollar amount. You are entitled to subscribe for one Share at the Subscription Price of $
for every        Rights held by you.

ITEM 2. OVERSUBSCRIPTION PRIVILEGE
State the number of additional Shares oversubscribed for pursuant to the Oversubscription Privilege and the corresponding dollar amount. You may oversubscribe for as many additional Shares as desired, subject to the maximum number of Shares offered in the Rights Offering and certain other restrictions described in the Prospectus, including proration of available Shares.

ITEM 3. State the total number of Rights exercised and the total number of Shares subscribed for pursuant to the exercise of Rights and the Oversubscription Privilege and the dollar amount that the Subscription Agent will receive from you prior to 5:00 p.m., Eastern Daylight Time, on
  , 1997, unless extended.